Exhibit 99.1
News Release

Novelis Reports First Quarter of Fiscal 2019 Results
Disciplined strategy and excellent operating performance drive strong results

First Quarter Fiscal Year 2019 Highlights

•	Net income attributable to common shareholder of $137 million; excluding special items, net income increased 10% YoY

•	Adjusted EBITDA increased 15% YoY to $332 million

•	Net Sales increased 16% YoY to $3.1 billion

•	Shipments increased 2% YoY to 797 kilotonnes

•	Free cash flow improved $73 million YoY

ATLANTA, August 7, 2018 – Novelis, the world leader in aluminum rolling and recycling, today reported net income attributable to its common shareholder of $137 million for the first quarter of fiscal year 2019, compared to $101 million in the first quarter of fiscal 2018. Excluding tax-affected special items, the company reported net income of $113 million in the first quarter of fiscal 2019, up from $103 million in the prior period.
The increase in net income, excluding special items, is mainly due to a 15 percent increase in Adjusted EBITDA over the prior year to $332 million in the first quarter of fiscal 2019. This increase is attributed to the continued optimization of the investments the company has made to increase global rolling, automotive finishing, and recycling capacity to drive higher shipments, strengthen its product portfolio, and manage costs. Adjusted EBITDA per ton reached $417 in the quarter, as compared to $368 in the prior year period.
Net sales increased 16 percent over the prior year to $3.1 billion for the first quarter of fiscal 2019, driven by higher average aluminum prices, higher shipments, and more favorable product mix, partially offset by lower conversion premiums on some products. Shipments of flat rolled products increased two percent to 797 kilotonnes.
“Outstanding operational performance with increased asset optimization and favorable market conditions contributed to another strong quarter,” said Steve Fisher, President and CEO of Novelis. “Our recent investment announcements in North America and Asia, along with the pending acquisition of Aleris, will diversify our product portfolio and increase our participation in high-demand, high-value markets to meet growing customer demand.”
The company reported negative $4 million of free cash flow for the first quarter of fiscal 2019, a $73 million improvement over the prior year. This increase is primarily a result of higher Adjusted EBITDA, lower cash interest due to the timing of payments in the prior year, and favorable metal price lag. These favorable items were partially offset by higher taxes and an increase in capital expenditures to $54 million in fiscal 2019, as compared to $39 million in the prior year period.
"The progress Novelis has made to improve and transform the business is clearly reflected in our improved financial results, enabling us to make both organic and inorganic strategic growth investments,” said Devinder Ahuja, Senior Vice President and Chief Financial Officer for Novelis.
As of June 30, 2018, the company reported a strong liquidity position of $1.9 billion.

In July, Standard & Poors rating agency upgraded the Novelis Corporate Family rating from B+ to BB-, and its senior unsecured rating from B to B+.

First Quarter of Fiscal Year 2019 Earnings Conference Call
Novelis will discuss its first quarter of fiscal year 2019 results via a live webcast and conference call for investors at 8:00 a.m. ET on Tuesday, August 7, 2018. To view slides and listen only, visit the web at https://cc.callinfo.com/r/1jxs03cgb0jla&eom. To join by telephone, dial toll-free in North America at 800 909 4147, India toll-free at 18002662124 or the international toll line at +1 212 231 2933. Presentation materials and access information may also be found at novelis.com/investors.

About Novelis
Novelis Inc. is the global leader in aluminum rolled products and the world's largest recycler of aluminum. The company operates in ten countries, has approximately 11,000 employees and reported $11.4 billion in revenue for its 2018 fiscal year. Novelis supplies premium aluminum sheet and foil products to transportation, packaging, construction, industrial and consumer electronics markets throughout North America, Europe, Asia and South America. Novelis is a subsidiary of Hindalco Industries Limited, an industry leader in aluminum and copper, and metals flagship company of the Aditya Birla Group, a multinational conglomerate based in Mumbai, India. For more information, visit novelis.com and follow us on Facebook at facebook.com/NovelisInc and Twitter at twitter.com/Novelis.

Non-GAAP Financial Measures
This news release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. We believe these measures are helpful to investors in measuring our financial performance and liquidity and comparing our performance to our peers. However, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. To the extent we discuss any non-
GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure will be available in the presentation slides filed as Exhibit 99.2 to our Current
Report on Form 8-K furnished to the SEC concurrently with the issuance of this press release. In addition, the Form 8-K includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

Attached to this news release are tables showing the Condensed Consolidated Statements of Operations,
Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows,
Reconciliation to Adjusted EBITDA, Free Cash Flow, Reconciliation to Liquidity, Reconciliation to Net
Income excluding Special Items, and Segment Information.

Forward-Looking Statements
Statements made in this news release which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward looking statements in this news release are statements about our ability to make organic or inorganic strategic growth investments. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, derivative instruments, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; the effect of taxes and changes in tax rates; and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 are specifically incorporated by reference into this news release.

Media Contact:	Investor Contact:
Matthew Bianco	Megan Cochard
+1 404 760 4159	+1 404 760 4170
matthew.bianco@novelis.adityabirla.com	megan.cochard@novelis.adityabirla.com

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in millions)

	Three Months Ended June 30,
	2018	2017
Net sales	$3,097	$2,669
Cost of goods sold (exclusive of depreciation and amortization)	2,591	2,256
Selling, general and administrative expenses	119	101
Depreciation and amortization	86	90
Interest expense and amortization of debt issuance costs	66	64
Research and development expenses	15	15
Restructuring and impairment, net	1	1
Other expense (income), net	29	(2)
	2,907	2,525
Income before income taxes	190	144
Income tax provision	53	43
Net income	137	101
Net income attributable to noncontrolling interests	—	—
Net income attributable to our common shareholder	$137	$101

Novelis Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in millions, except number of shares)

	June 30, 2018	March 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$853	$920
Accounts receivable, net
— third parties (net of uncollectible accounts of $6 and $7 as of June 30, 2018 and March 31, 2018, respectively)	1,537	1,353
— related parties	213	242
Inventories	1,723	1,560
Prepaid expenses and other current assets	149	125
Fair value of derivative instruments	119	159
Assets held for sale	5	5
Total current assets	4,599	4,364
Property, plant and equipment, net	3,020	3,110
Goodwill	607	607
Intangible assets, net	397	410
Investment in and advances to non–consolidated affiliates	810	849
Deferred income tax assets	90	63
Other long–term assets
— third parties	95	97
— related parties	3	3
Total assets	$9,621	$9,503
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Current portion of long–term debt	$89	$121
Short–term borrowings	39	49
Accounts payable
— third parties	2,255	2,051
— related parties	214	205
Fair value of derivative instruments	148	106
Accrued expenses and other current liabilities	524	591
Total current liabilities	3,269	3,123
Long–term debt, net of current portion	4,334	4,336
Deferred income tax liabilities	125	164
Accrued postretirement benefits	815	825
Other long–term liabilities	235	232
Total liabilities	8,778	8,680
Commitments and contingencies
Shareholder’s equity
Common stock, no par value; unlimited number of shares authorized; 1,000 shares issued and outstanding as of June 30, 2018 and March 31, 2018	—	—
Additional paid–in capital	1,404	1,404
Accumulated deficit	(94)	(283)
Accumulated other comprehensive loss	(430)	(261)
Total equity of our common shareholder	880	860
Noncontrolling interests	(37)	(37)
Total equity	843	823
Total liabilities and equity	$9,621	$9,503

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in millions)

	Three Months Ended June 30,
	2018	2017
OPERATING ACTIVITIES
Net income	$137	$101
Adjustments to determine net cash used in operating activities:
Depreciation and amortization	86	90
Loss (gain) on unrealized derivatives and other realized derivatives in investing activities, net	24	(2)
Loss on sale of assets	3	1
Deferred income taxes	(14)	9
Loss on foreign exchange remeasurement of debt	—	1
Amortization of debt issuance costs and carrying value adjustments	5	5
Other, net	—	(1)
Changes in assets and liabilities including assets and liabilities held for sale (net of effects from divestitures):
Accounts receivable	(201)	(99)
Inventories	(205)	(137)
Accounts payable	283	72
Other current assets	(29)	8
Other current liabilities	(58)	(105)
Other noncurrent assets	—	(6)
Other noncurrent liabilities	17	15
Net cash provided by (used in) operating activities	48	(48)
INVESTING ACTIVITIES
Capital expenditures	(54)	(39)
Proceeds from sales of assets, third party, net of transaction fees and hedging	—	1
Proceeds from investment in and advances to non-consolidated affiliates, net	6	6
(Outflows) proceeds from the settlement of derivative instruments, net	(7)	1
Other	3	3
Net cash used in investing activities	(52)	(28)
FINANCING ACTIVITIES
Principal payments of long-term and short-term borrowings	(34)	(57)
Revolving credit facilities and other, net	(9)	113
Debt issuance costs	—	(2)
Net cash (used in) provided by financing activities	(43)	54
Net decrease in cash, cash equivalents and restricted cash	(47)	(22)
Effect of exchange rate changes on cash	(19)	(7)
Cash, cash equivalents and restricted cash — beginning of period	932	604
Cash, cash equivalents and restricted cash — end of period	$866	$575

Reconciliation of Net income attributable to our common shareholder to Adjusted EBITDA (unaudited)
The following table reconciles Net income attributable to our common shareholder to Adjusted EBITDA, a non-GAAP financial measure, for the three months ended June 30, 2018 and 2017.

(in millions)	Three Months Ended June 30,
	2018	2017
Net income attributable to our common shareholder	$137	$101
Income tax provision	53	43
Interest, net	63	62
Depreciation and amortization	86	90
EBITDA	339	296

Unrealized losses (gains) on change in fair value of derivative instruments, net	4	(16)
Realized gains on derivative instruments not included in segment income	—	(1)
Adjustment to reconcile proportional consolidation	16	8
Loss on sale of fixed assets	3	1
Restructuring and impairment, net	1	1
Metal price lag	(33)	1
Other, net	2	(1)
Adjusted EBITDA	$332	$289

Free Cash Flow (unaudited)
The following table shows “Free cash flow” for the three months ended June 30, 2018 and 2017.

(in millions)	Three Months Ended June 30,
	2018	2017
Net cash provided by (used in) operating activities	$48	$(48)
Net cash used in investing activities	(52)	(28)
Less: Proceeds from the sales of assets and business, net of transaction fees, cash income taxes and hedging	—	(1)
Free cash flow	$(4)	$(77)

Cash and Cash Equivalents and Total Liquidity (unaudited)
The following table reconciles the ending balances of cash and cash equivalents to total liquidity as of June 30, 2018 and March 31, 2018.

(in millions)	June 30, 2018	March 31, 2018
Cash and cash equivalents	$853	$920
Availability under committed credit facilities	1,059	998
Total liquidity	$1,912	$1,918

Reconciliation of Net income attributable to our common shareholder to Net income attributable to our common shareholder, excluding special items (unaudited)
The following table presents Net income attributable to our common shareholder excluding special items. We adjust for items which may recur in varying magnitude which affect the comparability of the operational results of our underlying business.

(in millions)	Three Months Ended June 30,
	2018	2017
Net income attributable to our common shareholder	$137	$101
Special Items:
Metal price lag	(33)	1
Restructuring and impairment, net	1	1
Tax effect on special items	8	—
Net income attributable to our common shareholder, excluding special items	$113	$103

Segment Information (unaudited)
The following table shows selected segment financial information (in millions, except shipments which are in kilotonnes).

Selected Operating Results Three Months Ended June 30, 2018	North America	Europe	Asia	South America	Eliminations and Other	Total
Adjusted EBITDA	$119	$61	$55	$97	$—	$332

Shipments
Rolled products - third party	274	228	173	122	—	797
Rolled products - intersegment	—	4	2	4	(10)	—
Total rolled products	274	232	175	126	(10)	797

Selected Operating Results Three Months Ended June 30, 2017	North America	Europe	Asia	South America	Eliminations and Other	Total
Adjusted EBITDA	$116	$57	$44	$72	$—	$289

Shipments
Rolled products - third party	271	231	176	107	—	785
Rolled products - intersegment	2	4	4	3	(13)	—
Total rolled products	273	235	180	110	(13)	785